UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

WORLD ACCEPTANCE CORPORATION

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 30, 2008

To the Shareholders of
World Acceptance Corporation:

In connection with the Annual Meeting of Shareholders of your Company to be held on August 6, 2008, we enclose a Notice of the Meeting, this Proxy Statement containing information about the matters to be considered at the Meeting, and a form of proxy relating to those matters.

In addition, we enclose our 2008 Annual Report, which provides information relating to the Company’s activities and operating performance during the most recent fiscal year.

You are cordially invited to attend the Annual Meeting of Shareholders. We would appreciate your signing and returning the form of proxy so that your shares can be voted in the event that you are unable to attend the Meeting. A postage-paid return envelope for that purpose is provided for your convenience. Your proxy will, of course, be returned to you if you are present at the Meeting and elect to vote in person. It may also be revoked in the manner set forth in the Proxy Statement. We look forward to seeing you at the Annual Meeting.

Sincerely yours,

A.A. McLean
Chairman of the Board and
Chief Executive Officer

WORLD ACCEPTANCE CORPORATION
108 Frederick Street
Greenville, South Carolina 29607

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of World Acceptance Corporation will be held at the Company’s main office at 108 Frederick Street, Greenville, South Carolina, on Wednesday, August 6, 2008, at 11:00 a.m., local time, for the following purposes:

1.	To elect seven (7) directors to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified; and

2.
To consider and act upon a proposal to approve the 2008 Stock Option Plan authorizing the grant of stock purchase options and restricted stock awards for a maximum of 1,000,000 shares of Common Stock of the Company in the aggregate; and

3.
To consider and act upon a proposal to ratify the action of the Audit Committee in selecting KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2009; and

4.	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 27, 2008 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors of the Company would appreciate your signing and returning the accompanying form of proxy promptly so that, if you are unable to attend, your shares can nevertheless be voted at the Annual Meeting.

A.A. McLean
Chairman of the Board and
Chief Executive Officer

June 30, 2008

IMPORTANT NOTICE
Please Sign and Mail Your Proxy Promptly

WORLD ACCEPTANCE CORPORATION
108 Frederick Street
Greenville, South Carolina 29607

PROXY STATEMENT

The following statement, first mailed on or about June 30, 2008, is furnished in connection with the solicitation by the Board of Directors (the “Board”) of World Acceptance Corporation (the “Company”) of proxies to be used at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on August 6, 2008, at 11:00 a.m., local time, at the Company’s main office at 108 Frederick Street, Greenville, South Carolina, and at any adjournment or adjournments thereof.

The accompanying form of proxy is for use at the Meeting if a shareholder is unable to attend in person or plans to attend but prefers to vote by proxy. The proxy may be revoked by the shareholder at any time before it is exercised by submitting to the Secretary of the Company written notice of revocation, or a properly executed proxy of a later date, or by attending the Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of:

1.	The election to the Board of the seven (7) nominees named in this Proxy Statement; and

2.	The approval of the 2008 Stock Option Plan; and

3.
The ratification of the Audit Committee’s selection of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2009.

The entire cost of soliciting these proxies will be borne by the Company. In addition to the solicitation of the proxies by mail, the Company will request banks, brokers, and other record holders to send proxies and proxy materials to the beneficial owners of the Company’s common stock, no par value (the “Common Stock”), and secure the beneficial owners’ voting instructions, if necessary. The Company will reimburse them for their reasonable expenses in so doing. If necessary, the Company may use several of its regular employees, who will not be specially compensated, to solicit proxies from shareholders, either personally or by other forms of communication.

Pursuant to the provisions of the South Carolina Business Corporation Act, the Board of Directors has fixed June 27, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and, accordingly, only holders of record of outstanding shares (the “Shares”) of the Common Stock at the close of business on that date will be entitled to notice of and to vote at the Meeting.

The number of outstanding Shares entitled to vote as of the record date was 16,360,543. Each Share is entitled to one vote. In accordance with South Carolina law and the Company’s bylaws, a majority of the outstanding Shares entitled to vote, represented in person or by proxy, will constitute a quorum for the election of directors, the approval of the 2008 Stock Option Plan and the ratification of the selection of auditors. Abstentions and broker non-votes (if any) will be counted for purposes of determining the presence or absence of a quorum.

With regard to the election of directors, votes may either be cast in favor of or withheld, and directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election of directors. Approval of the 2008 Stock Option Plan and the selection of the independent registered public accounting firm will be ratified if more votes are cast in favor of such proposal than are cast against it. Accordingly, abstentions will have no effect on the outcome of the vote on these proposals. Broker non-votes (if any), will not be counted as votes cast and will have no effect on the outcome of the vote on any proposals. Cumulative voting is not permitted under the Company’s articles of incorporation.

On June 27, 2008, the only class of voting securities the Company had issued and outstanding was its Common Stock. The following table sets forth the names and addresses of, and the numbers and percentages of Shares beneficially owned by, persons known to the Company to beneficially own five percent or more of the outstanding Shares. Except as noted otherwise, each shareholder listed below possesses sole voting and investment power with respect to the Shares listed opposite the shareholder’s name.

Ownership of Shares by Certain Beneficial Owners as of June 27, 2008

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Columbia Wanger Asset Management L.P. (1) Columbia Acorn Trust 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	2,593,900	15.39%

Thomas W. Smith (2) Scott J. Vassalluzzo Idoya Partners 323 Railroad Avenue Greenwich, Connecticut 06830	2,564,641	15.10%

Wellington Management Company, LLP (3) 75 State Street Boston, MA 02109	1,179,400	7.00%

NorthPointe Capital, LLC (4) 101 W. Big Beaver, Suite 745 Troy, MI 48084	947,308	5.62%

Barclays Global Investors, N.A. (5) Barclays Global Fund Advisors et al. 45 Fremont Street San Francisco, California 94105	919,042	5.45%

(1)
Based on an Amended Schedule 13G filed January 29, 2008. Columbia Wanger Asset Management, L.P. reported sole voting power over 2,337,700 Shares listed and shared voting power over 256,200 Shares listed.

(2)
Based on an amended Schedule 13G filed February 14, 2008. Mr. Thomas W. Smith has the sole power to vote or to direct the vote of 413,490 Shares and the sole power to dispose or to direct the disposition of 597,900 Shares. Mr. Scott J. Vassalluzzo has the sole power and direct the vote of 11,700 Shares and the sole power to dispose or to direct the disposition of 47,700 Shares. Messrs. Smith and Vassalluzzo have the shared power to vote or dispose or to direct the vote or the disposal of 1,966,741 Shares. Idoya Partners has the sole power to vote or direct the vote and dispose or to direct the disposition of 976,917 Shares.

(3)
Based on a Schedule 13G filed February14, 2008, Wellington Management Company, LLP reported shared power to vote over 644,600 Shares listed and shared voting power to dispose over 1,179,400 Shares listed.

(4)	Based on a Schedule 13G filed January 14, 2008 NorthPointe Capital, LLC reported sole power over 880,783 Shares listed and sole dispositive power over 947,308 Shares listed.
(5)
Based on a Schedule 13G filed February 5, 2008 Barclays Global Investors, N.A. reported sole voting power over 336,729 Shares listed and sole dispositive power over 403,855 Shares listed. Barclays Global Fund Advisors reported sole voting power over 357,135 and dispositive power over 497,899 Shares listed. Barclays Global Investors, LTD reported sole dispositive power over 17,288 Shares listed. Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG reported no sole or dispositive power over listed Shares.

ELECTION OF DIRECTORS

The Company’s bylaws provide for seven directors. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the director candidates described below. It is intended that the persons named in the accompanying proxy will vote only for the seven nominees for director named on the following pages, except to the extent authority to so vote is withheld with respect to one or more nominees. Each director will be elected to serve until the next annual meeting of shareholders or until a successor is elected and qualified. Directors will be elected by a plurality of the votes cast.

Although the Board does not expect that any of the nominees named will be unavailable for election, in the event of a vacancy in the slate of nominees occasioned by death or any other unexpected occurrence, it is intended that Shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the Nominating and Corporate Governance Committee.

During the most recent fiscal year, the Board of Directors held four regularly scheduled meetings and took a number of actions by written consent. Each director attended all meetings of the Board of Directors and all meetings of each committee on which he served, except Mr. Hummers who did not attend one audit committee meeting and Mr. Whitaker, who was appointed to the Board of Directors to fill a vacancy on May 19, 2008. The Board typically schedules a meeting in conjunction with the Company’s annual meeting of shareholders and expects that all directors will attend the annual meeting absent a schedule conflict or other valid reason. All of our directors attended the Company’s 2007 Annual Meeting, except Mr. Whitaker, who was not appointed to the Board of Directors until May 19, 2008.

The Board of Directors maintains an Audit Committee on which Messrs. Way (Chairman), Bramlett, and Mr. Whitaker serve effective May 19, 2008. Prior to May 19, 2008, when the Board made committee reassignments, Messrs. Way (Chairman), Bramlett and Hummers served on this committee. The Audit Committee reviews the results and scope of each audit, the service provided by the Company’s independent registered public accounting firm and all related-party transactions. The Board has determined, in accordance with NASDAQ independence requirements, that each member of the Audit Committee is an independent director. In addition, the Board has determined that each member of the Audit Committee meets the heightened standards of independence for audit committee members under the Securities Exchange Act of 1934. The Audit Committee met four times during fiscal 2008 and once in fiscal 2009 prior to the filing of this Proxy. This included quarterly conference call meetings with management and the Company’s independent auditors to review interim financial information prior to its public release. Additional information regarding the Audit Committee is set forth below under “Appointment of Independent Registered Public Accountants.”

The Company’s Audit Committee, consistent with its established practice, reviews and considers any “related person” transactions, within the meaning of Item 404(a) of Regulation S-K under the Securities Act of 1933, as well as any matters regarding the Company’s outside directors, that the Committee believes may present a conflict of interest or potentially impair the independence of one of the Company’s outside directors. The Committee typically conducts this review in conjunction with the preparation of materials for the Company’s annual meeting of shareholders, or on any such other occasion when such transactions are brought to the attention of the Committee, and applies its own judgment, in conjunction with SEC disclosure and NASDAQ independence rules, in assessing such transactions and determining the impact of such transactions on the independence of an outside director.

The Board also maintains a Compensation and Stock Option Committee on which Messrs. Bramlett (Chairman), Hummers and Way serve effective May 19, 2008. Prior to May 19, 2008, Messrs. Gilreath (Chairman), Bramlett, Hummers and Way served on this committee. This Committee establishes and reviews the compensation criteria and policies of the Company, reviews the performance of selected officers of the Company and recommends appropriate compensation levels to the Board of Directors. Additionally, this Committee administers the Company’s 1992, 1994, 2002 and 2005 Stock Option Plans. The Board has determined, in accordance with NASDAQ independence requirements, that each member of the Compensation and Stock Option Committee is an independent director. The Compensation and Stock Option Committee met twice during the most recent fiscal year and twice in fiscal 2009 prior to the filing of this proxy. Additional information regarding the Compensation and Stock Option Committee is set forth below under “Executive Compensation - Compensation Discussion and Analysis.”

The Board also maintains a Nominating and Corporate Governance Committee on which Messrs. Gilreath (Chairman), Hummers and Whitaker serve effective May 19, 2008. Prior to May 19, 2008, Messrs. Bramlett (Chairman), Gilreath, Hummers and Way served. This committee makes recommendations to the Board regarding nominations for director and senior executive candidates, makes recommendations regarding membership of Board Committees and reviews issues with respect to the structure of Board meetings. This Committee meets at the discretion of the Board or at the call of any two directors. The Board has determined, in accordance with NASDAQ independence requirements, that each member of the Nominating and Corporate Governance Committee is an independent director. This Committee met twice in fiscal 2008. Additional information regarding the Nominating and Corporate Governance Committee is set forth below under “Corporate Governance Matters - Director Nominations.”

Below is a list of nominees for election to the Board of Directors. Each nominee’s name, age, current principal occupation (which has continued for at least five years unless otherwise indicated) and the name and principal business of the organization in which that occupation is carried on, the year each incumbent was first elected to the Board, all positions and offices presently held with the Company, and directorships in other public companies are set forth below. Except for Mr. Whitaker, each of the nominees served on the Board of Directors during the Company’s last fiscal year. None of the following nominees or current directors is related (as first cousin or closer) by blood, marriage, or adoption to any other nominee, director, or person who may be deemed to be an executive officer of the Company.

The Board unanimously recommends a vote FOR the election of these nominees for Director.

A. ALEXANDER McLEAN, III (57), Chairman of the Board of Directors and Chief Executive Officer, World Acceptance Corporation. Mr. McLean has served as Chairman of the Board since August 2007 and as chief executive officer since March 2006, as executive vice president from August 1996 to March 2006, as senior vice president from 1992 to August 1996, as vice president from 1989 to 1992, and as chief financial officer from June 1989 until March 2006. Mr. McLean has served as a director of the Company since June 1989.

JAMES R. GILREATH (66), Attorney, The Gilreath Law Firm, P. A., Greenville, South Carolina, a law firm.  Mr. Gilreath has practiced law in Greenville, South Carolina since 1968 and in addition to his law degree also has a LLM in taxation.  Mr. Gilreath has served as a director of the Company since April 1989.

WILLIAM S. HUMMERS, III (62), Retired. Mr. Hummers served as Vice Chairman and Executive Vice President of The South Financial Group, Inc., formerly Carolina First Corporation, from 1988 until December 2006. Mr. Hummers currently serves as a director of The South Financial Group, Inc. Mr. Hummers has served as a director of the Company since April 1989.

CHARLES D. WAY (55), Retired. From 1989 until 2006, Mr. Way served as chief executive officer of Ryan’s Restaurant Group, Inc., and as its chairman from 1992 until 2006. From 1988 to 2004, Mr. Way served as President of Ryan’s Family Steak House, Inc. From 1986 until 1988, Mr. Way served as executive vice president, treasurer and secretary of Ryan’s Family Steak House, Inc. Mr. Way has served as a director of the Company since September 1991.

KEN R. BRAMLETT, JR. (48), Senior Vice President and General Counsel, COMSYS IT Partners, Inc. a public IT Services Company (NASDAQ: CITP) from January 1, 2006 to present. From 2005 to 2006, Mr. Bramlett was a partner of Kennedy Covington Lobdell & Hickman, LLP, a Charlotte, North Carolina law firm. From 1996 to 2004, Mr. Bramlett served as Senior Vice President and General Counsel of Venturi Partners, Inc., (formerly known as Personnel Group of America, Inc.), Charlotte, North Carolina, an information technology and personnel staffing services company. Mr. Bramlett also served as chief financial officer of Venturi from October 1999 to January 2001, and as a director of that company from August 1997 to January 2001. Prior to October 1996, Mr. Bramlett was an attorney with Robinson, Bradshaw & Hinson, P.A., a Charlotte, North Carolina, law firm, for 12 years. Mr. Bramlett also serves as a director of Raptor Networks Technology, Inc. Mr. Bramlett has served as a director of the Company since October 1993.

MARK C. ROLAND (51), President and Chief Operating Officer, World Acceptance Corporation. Mr. Roland has served as president since March 2006 and chief operating officer since April 2005. Mr. Roland served as executive vice president from April 2002 to March 2006, and senior vice president from January 1996 to April 2002. Mr. Roland served as senior vice president - operations support of Fleet Finance in Atlanta, Georgia from January 1993 to January 1996. Mr. Roland has served as a director of the Company since August 2007.

DARRELL E. WHITAKER (50), President and Chief Operating Officer of IMI Resort Holdings, Inc. a sales and marketing company of luxury real estate. Before joining IMI in January of 2004, Mr. Whitaker served as the Chief Operating Officer and VP of Finance and Corporate Secretary of The Cliffs Communities, Inc., a developer of high end resort communities. He joined the Cliffs Communities, Inc. in July 1998 as Chief Financial Officer, a position he held until becoming COO in August 2001. In addition, he has held executive management positions with leading corporations such as Ryan’s Family Steak House, Inc. from the hospitality industry, Baby Superstores, Inc. from the retail industry and Food Lion, Inc. from the supermarket industry. Mr. Whitaker has served as a director of the Company since May 2008.

The following table sets forth the sole (unless otherwise indicated) beneficial ownership, as defined by Rule 13d-3 promulgated under the Securities Exchange Act of 1934, of Shares as of June 27, 2008, for each director, nominee, or executive officer identified in the Summary Compensation Table and all directors and executive officers as a group.

OWNERSHIP OF COMMON STOCK OF MANAGEMENT AS OF JUNE 27, 2008

	Shares Beneficially Owned
Name of Individual or Number in Group	Amount (1)		Percent of Class

A. Alexander McLean, III	227,112	(2)	1.4%
James R. Gilreath	102,500	(3)	*
Ken R. Bramlett, Jr.	54,280		*
Mark C. Roland	42,459		*
Charles D. Way	39,000		*
William S. Hummers, III	23,780		*
Kelly M. Malson	23,486		*
James Daniel Walters	11,300	(4)	*
Jeff Tinney	3,800		*
Darrell E. Whitaker	2,000		*
Directors and all executive officers as a group (12 persons)	538,800		3.2%
*Less than 1%.
(1)
Includes the following Shares subject to options exercisable within 60 days of June 27, 2008: Mr. McLean – 104,500; Mr. Gilreath – 36,000; Mr. Bramlett – 42,000; Mr. Roland – 27,500; Mr. Way – 30,000; Mr. Hummers – 13,500; Ms. Malson – 10,600; Mr. Walters – 8,400; Mr. Tinney – 3,800. Directors and Executive Officers as a group – 279,900.

(2)	Includes 51,000 Shares in a self-directed retirement account maintained for the benefit of Mr. McLean. Also includes 45,271 Shares which are pledged as security.
(3)	Includes 7,500 Shares held in a profit-sharing trust for which Mr. Gilreath serves as trustee. Also includes 53,000 Shares in a limited partnership in which Mr. Gilreath is a partner.
(4)	Includes 900 Shares held by Mr. Walters’ spouse. Mr. Walters disclaims beneficial ownership of these Shares.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Policy and Committee Charters

In furtherance of its goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders, the Board of Directors of the Company has adopted a corporate governance policy. Copies of the governance policy and the committee charters for the Company’s Audit Committee, Compensation and Stock Option Committee and Nominating and Corporate Governance Committee are available on the Company’s website, at www.worldacceptance.com as well as by mail to any shareholder who requests a copy by writing to the Company’s Corporate Secretary at P.O. Box 6429, Greenville, SC 29606.

Director Independence

The Board of Directors has determined that a majority of its members, specifically, Mr. James R. Gilreath, Mr. William S. Hummers, III, Mr. Charles D. Way, Mr. Ken R. Bramlett, Jr. and Mr. Darrell E. Whitaker, are independent within the meaning of the independence requirements of NASDAQ. In considering its independence determination with respect to Mr. Hummers, the Board considered Mr. Hummers’ position, a director of the parent corporation of one of the lenders under the Company’s revolving credit facility, and determined that this relationship did not impair Mr. Hummers’ independence. Mr. A. Alexander McLean, Chairman and Chief Executive Officer, and Mr. Mark C. Roland, President and Chief Operating Officer, do not meet the independence requirements of NASDAQ.

Audit Committee Financial Experts

The Board of Directors has determined that each member of the Audit Committee who served as such during the last fiscal year, Mr. Way, Mr. Bramlett and Mr. Hummers, is an audit committee financial expert. As of May 19, 2008, Mr. Whitaker replaced Mr. Hummers on the Audit Committee. The Board of Directors has determined that Mr. Whitaker also is an audit committee financial expert. Each of these four directors is also “independent” as that term is defined in accordance with the independence requirements of NASDAQ.

Executive Sessions of Non-Management Directors

Non-management Board members meet without management present at regularly scheduled executive sessions. In addition, to the extent that the group of non-management directors include directors that are not independent directors, at least once a year an executive session including only independent directors will be scheduled. Mr. Gilreath, effective May 19, 2008, or any successor Chairman of the Nominating and Corporate Governance Committee, will preside over meetings of the non-management or independent directors. Prior to May 19, 2008, Mr. Bramlett served as the Chairman of the Nominating and Corporate Governance Committee.

Code of Ethics and Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all directors, employees and officers of the Company (including the Company’s Chief Executive Officer (principal executive officer) and Vice President and Chief Financial Officer (principal financial and accounting officer)). The Code of Ethics has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended March 31, 2008. A copy of the Code of Ethics is also available on the Company’s website at www.worldacceptance.com, and to any shareholder who requests a copy by writing to the Company’s Corporate Secretary at P.O. Box 6429, Greenville, South Carolina 29606.

Shareholder Communications with Directors

Any shareholder who wishes to communicate with the board of directors, or one or more individual directors, may do so by writing to this address:

World Acceptance Corporation
Board Administration
c/o Corporate Secretary
P. O. Box 6429
Greenville, South Carolina 29606

Your letter should indicate that you are a shareholder. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Attempt to address the communication directly, for example, where it is a request for information about the Company or a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Board, a member of management will present a summary of all communications received since the last meeting that were not forwarded. Those communications are available to the directors on request.

Director Nominations

The Board of Directors is responsible for nominating members of the Board and for filling vacancies on the Board that may exist between annual meetings of shareholders, except to the extent that the Company’s bylaws or applicable South Carolina law require otherwise. The Board of Directors has delegated the screening process for director nominees to the Nominating and Corporate Governance Committee (the “Governance Committee”). The Company’s Governance Committee consists of three “independent” directors, as determined by the Board in accordance with applicable NASDAQ standards.

The Company’s corporate governance policy outlines certain minimum criteria for Board membership. These criteria reflect the Board’s belief that all directors should have the highest personal and professional integrity and, as a general rule, should be persons who have demonstrated exceptional ability, diligence and judgment. In addition, the policy requires that at least a majority of the Board consist of independent directors. The Governance Committee has not developed or recommended to the Board any specific criteria for Board membership to complement these general criteria. However, the Governance Committee believes that directors should, at a minimum, have expertise that may be useful to the Company. Directors should also be willing and able to devote the required amount of time to Company business.

The Governance Committee applies these criteria when evaluating all nominee candidates. When current Board members are considered for nomination for re-election, the Governance Committee also considers their prior Board contributions and meeting attendance records.

When seeking director candidates, the Governance Committee may solicit suggestions from incumbent directors, management or others. Consistent with the Company’s corporate governance policy, the Governance Committee will also consider candidates recommended by shareholders, provided that such nominations are made in writing and are received by the Company at its executive offices not later than, in the case of nominees to be considered for election at the 2009 Annual Meeting of Shareholders, March 2, 2009 (which is the business day closest to, but not greater than, 120 days prior to the anniversary of this Proxy Statement). Any nomination should be sent to the attention of the Company Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years. The nomination must also include the nominee’s home and business addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by the Company as part of its disclosure in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person. The nominee must also be present in person at the meeting. A vote for a person who has not been duly nominated pursuant to these requirements is void.

The Governance Committee’s process for recommending nominees begins with a preliminary assessment of each candidate based on the individual’s resume and biographical information, willingness to serve and other background information. This information is evaluated against the criteria stated above and the specific needs of the Company at that time. After these preliminary assessments, the candidates who appear best suited to meet the Company’s needs may be invited to participate in a series of interviews to continue the evaluative process. Incumbent directors, however, generally are not required to interview again. On the basis of the information learned during this process, the Governance Committee determines which nominees to recommend to the Board for nomination. Mr. Whitaker was recommended by one of the Company’s non-management directors as a potential nominee.

The Company’s Governance Committee does not currently use the services of any third party search firm to assist in identifying or evaluating board candidates. However, the Committee may engage a third party to provide these services in the future, as it deems appropriate at the time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors, and greater-than-10-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of the Company’s executive officers, directors, and greater-than-10-percent beneficial owners have complied with such reporting requirements during the fiscal year ended March 31, 2008.

Executive Compensation

Compensation Discussion and Analysis

Process Overview

The Company’s Compensation and Stock Option Committee (sometimes referred to below as the Compensation Committee or the Committee) is empowered to review and approve, or in some cases recommend for approval by the full Board of Directors, the annual compensation paid to, and the compensation practices and procedures regarding, the five executive officers of the Company identified below in the Summary Compansation Table, who are also sometimes referred to in this Proxy Statement as the Company’s Named Executive Officers, (“NEOs”); Chief Executive Officer (“CEO”); President and Chief Operating Officer (“COO”); Vice President and Chief Financial Officer (“CFO”); Senior Vice President - Western Division; and Senior Vice President - Southern Division. The Company’s Compensation Committee is also empowered to review and approve, or in some cases recommend for approval by the full Board of Directors, the annual compensation and compensation practices and procedures regarding the 2 executive officers who are not NEOs, and the 23 non-executive officers of the Company.

Role of Executives in Establishing Compensation

The Company’s CEO plays a role in the assessment and recommendation of compensation award decisions for his direct reports, including the assessment and recommendation of compensation for the Company’s CFO. He provides information to the Committee regarding compensation matters and, in such instances, helps set the agenda for compensation discussions. He does not play a role in recommendations regarding his own compensation, the compensation of the Company’s directors or the compensation of employees other than his direct reports.

Compensation Committee Activity

The Compensation Committee meets as often as it determines necessary to carry out its duties and responsibilities. This includes regularly scheduled meetings and, if necessary, special meetings. The regular meeting schedule is established in consultation with management. The Committee members review and approve the minutes of each meeting. Any special meetings of the Committee are initiated by the Chairman of the Committee. Generally, the agenda for each meeting includes regular administrative items to be considered by the Committee and any specific topics the Chairman or any other Committee member may want to discuss. The Committee from time to time seeks input from the CEO in setting the agenda. Members of management provide information to the Committee that management believes will be helpful to the Committee in discussing agenda topics. Management also provides materials that the Committee specifically requests.

The Company’s CEO is typically invited to attend general sessions of the Compensation Committee, and, depending upon the topic to be discussed, may be invited to attend executive sessions of the Committee. The Committee believes that the CEO’s insight into particular compensation matters is an important factor when discussing and making such decisions regarding such matters. The Company’s CEO is not present during Committee discussions concerning his own compensation. Other members of management attend meetings and executive sessions upon invitation by the Committee if and when the Committee believes their advice and input regarding specific matters before the Committee would be useful and appropriate.

The Committee met twice since the beginning of the last fiscal year and twice in fiscal 2009 prior to the filing of this Proxy Statement. The Committee acted by written consent five times in fiscal 2008. The authority and responsibilities of the Compensation Committee are set forth in more detail in the Committee’s charter, which is available on the Company’s website, at www.worldacceptance.com.

Objectives of the Compensation Program

The primary objectives of the Company’s compensation program, including the executive compensation program, are (i) to attract and retain highly capable and well-qualified executives and other employees, (ii) to focus executive on driving specified operating results and (iii) to focus executives’ efforts on increasing shareholder value. A further objective of the compensation program is to provide incentives and rewards to executives and other employees for their contribution to the Company. In addition, the Company strives to promote an ownership mentality among executives, other employees and the Board of Directors and to structure compensation programs and make compensation decisions that are based on performance.

What the Company’s Compensation Program is Designated to Reward

The Company’s compensation program is designed to create a collegial atmosphere that encourages executives to cooperate toward the achievement of goals that benefit the Company and shareholders as a whole, while at the same time rewarding each executive’s and other employee’s individual contribution to the Company. The Committee has established a compensation package consisting of base salary, short-term incentive compensation in the form of annual cash bonuses based on the performance of the Company during the prior fiscal year, and long-term incentive compensation primarily in the form of discretionary stock options and restricted stock awards that historically have vested over a period of time.

The Compensation Committee believes that it is desirable to tie a significant percentage of the executive officer’s overall compensation to the achievement of performance goals designed to maximize shareholder value. Accordingly, executive employment agreements and Executive Incentive Plan provide for minimum base salary levels, subject to adjustment at the discretion of the Compensation Committee, and potentially significant annual cash bonus awards based on the achievement of objective annual Company performance goals. The Committee intends to use stock options and restricted stock, with appropriate vesting criteria, as further means of attracting and retaining qualified and highly talented executive officers with a market competitive compensation program that supplements the base salary and bonus elements with longer-term incentives. The Committee also believes that these equity-based awards serve the useful purpose of fostering an ownership mentality in executives and fairly link the value of a significant component of executive compensation to the value realized by the Company’s shareholders. The same key components and compensation philosophy, at differing amounts, are applied to exempt employees at all levels within the Company.

The Executive Incentive Plan is based on the Company’s achievement of pre-established annual goals related to (1) increases in earnings per share, (2) growth in loan receivables, (3) expense control, and (4) charge-off control. The Compensation Committee selected these goals to motivate and reward the maximization of shareholder value based on its belief that earnings per share is the most direct measure of shareholder value and that growth in loans receivable combined with expense control and charge-off control are the three most significant determinants of earnings per share. In fiscal 2008, incentive compensation averaged approximately 75.8% of the total compensation earned by the NEOs.

Stock price performance has not been a factor in determining annual compensation because the price of the Company’s stock is subject to a variety of factors outside management’s control such as low float and trading volumes. The Company has not historically used a rigid formula for allocating between cash and non-cash compensation.

Peer Group

The Committee commissioned a compensation consultant to perform an analysis of the compensation package of certain executive officers, and to review comparative compensation data in an effort to ensure that the executive compensation packages in fiscal 2008 were competitive. In addition the Committee uses a peer group to benchmark future compensation. This analysis was provided to the committee in order to benchmark the fiscal 2009 and future compensation for certain executives. The Committee considered the peer group data and the consultant’s recommendations when considering the compensation packages of certain executive officers. Based on these considerations, Mr. McLean, Mr. Roland’s and Ms. Malson’s base salaries for fiscal 2009 were increased to $400,000, $300,000 and $175,000, respectively.

The Role of Employment Agreements

The Company maintains employment agreements with Mr. McLean, Mr. Roland and Ms. Malson, which are described below in more detail under “Executive Compensation - Retention Agreements.” The Committee believes that the employment contracts are necessary to secure the services of those individuals on the terms and conditions stated in the agreements, and to provide management stability should there occur a significant corporate change-of-control event. The employment agreements with these executives run for three-year terms expiring on May 20, 2010, May 20, 2010, and August 26, 2010, respectively. These agreements generally provide for the payment of severance benefits above and beyond compensation accrued through the date of separation only in cases in which the executive is terminated without cause or is constructively discharged. In cases of a change in control of the Company (as generally defined under the agreements in accordance with Section 409A of the Internal Revenue Code), these additional severance benefits are triggered only in the event there is both a change in control and the executive is terminated without cause or constructively discharged within two years following the change in control. The Company and the Committee believe that the change in control severance triggers in these agreements strike an appropriate balance between Company and shareholder concerns about executive retention in the event of a change of control versus the executives’ legitimate concerns regarding termination or diminution of duties in such an event.

Elements of Company’s Compensation Program

Base Salary and Executive Incentive Plan

Annual executive officer cash compensation consists of a base salary component and the Executive Incentive Plan discussed above. It is the Compensation Committee’s intention to set total executive cash compensation high enough to attract and retain highly capable and well-qualified executives, but at levels that fairly balance the goals of compensation relative to the interests of the Company’s shareholders and are dependent to a significant extent on Company performance. The Compensation Committee targets base salary at the median of comparative market data, and normally provides bonus opportunities that are directly in line with Company’s performance. The Executive Incentive Plan is based on the Company’s achievement of pre-established annual goals related to (1) increases in earnings per share, (2) growth in loan receivables, (3) expense control, and (4) charge-off control. The Compensation Committee selected these goals to motivate and reward the maximization of shareholder value based on its belief that earnings per share is the most direct measure of shareholder value and that growth in loans receivable combined with expense control and charge-off control are the three most significant determinants of earnings per share.

Stock Option Grants and Restricted Stock Grants

Each of the Company’s executive officers receives stock option grants or restricted stock under the Company’s stock option plans. All of the Company’s full time employees are eligible for stock option grants through the Company’s stock option plans. Approximately 89% and 9% of the stock options and restricted stock, respectively, granted under the plan in fiscal 2008 were granted to employees who are not executive officers. Approximately 90% and 28% of the stock options and restricted stock, respectively, granted under the plan in fiscal 2007 were granted to employees who are not executive officers.

The Compensation Committee believes that through the Company’s broad-based plan, the economic interest of employees, including executives, are more closely aligned to those of the Company’s shareholders. The decision on the number of stock options or shares of restricted stock granted to each executive officer is made by the Compensation Committee on a discretionary rather than formula basis.

The Compensation Committee believes it is appropriate to position executive officer compensation at or around the median of the market for a comparable position. This results in the package remaining competitive enough to attract and retain top talent while not over rewarding average performance. Compensation is set higher for exceptional business performance, for key skills in critical demand, and for positions that are of particularly high internal value. The Company is willing to pay above the industry median to motivate, reward and retain performers that significantly exceed the Company and individual goals.

The Company grants all equity incentive awards based on the fair market value as of the date of grant. The value of restricted stock grants and the exercise price for stock option grants are determined by reference to the last quoted price per share on the NASDAQ at the close of business on the date of grant.

Option and restricted stock awards under the compensation programs are made at regularly scheduled Compensation Committee meetings or, as may be needed in the case of new hires, promotions, or inadvertent omissions of employees from the regularly scheduled annual grants, at properly noticed special meetings.

Post-Employment Compensation

The Company has instituted a Supplemental Executive Retirement Plan (“SERP”), which is a non-qualified executive benefit plan in which the Company agrees to pay the participating executive additional benefits in the future, usually at retirement, in return for continued employment by the executive. The Company selects the key executives who participate in the SERP. The SERP is an unfunded plan, which means there are no specific assets set aside by the Company in connection with the establishment of the plan. The executive has no rights under the plan beyond those of a general creditor of the Company. There are currently nine senior level managers, including all the executive officers, except the Senior Vice President - Mexico, who participate in the SERP. The SERP contracts provide for a retirement benefit of 45% of the participant’s final base salary, multiplied by a “Days of Service Fraction” should the participant elect early retirement, for a period of 15 years. No participant will be granted early retirement until the participant has reached age 57, has been a participant of the plan for at least 8 years and obtains permission from the Board of Directors. More information regarding the SERP is set forth below under “Executive Compensation - Supplemental Executive Retirement Plan.”

Stock Ownership/Retention Guidelines

Currently, the Company does not maintain stock ownership guidelines or have a stock retention policy applicable to its executive officers, and is not considering any such guidelines or policy at this time.

Other Elements of Compensation and Perquisites:

In order to attract and retain top caliber executives and to pay them market levels of compensation, the Company provides NEOs and certain other employees the following benefits and perquisites:

•
Medical Insurance. The Company makes available to each NEO, the NEO’s spouse and dependents such health and dental insurance coverage as the Company may from time to time make available to its other employees, officers and executives. The Company pays the same portion of the premiums for these insurances for its NEOs as it does for all of its employees.

•
Life and Disability Insurance. The Company provides each NEO long term disability and life insurance as the Company in its sole discretion may from time to time make available to its other officers and employees.

•
Deferred Compensation. The Company maintains for its senior and executive officers a Non-Qualified Deferred Compensation Plan. No executive officers currently participate in this plan and the plan is unfunded.

•
Defined Contribution Plan. The Company offers the Section 401(k) Retirement Plan (the “401(k) Plan”), a tax qualified retirement plan, to its eligible employees. The 401(k) Plan permits eligible employees to defer up to 15% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. The Company makes a matching contribution equal to 50% of the employees’ contributions for the first 6% of annual eligible deferred compensation, which vest over a 6 year period

•	Company Car. The Company provides each NEO and each of its other officer level employees the unrestricted use of a Company car at no expense to the officer employee.

•
Company Aircraft. The Company allows the NEOs and their spouses or family members to fly on the Company aircraft when used concurrently with another official Company function. No other personal use of the Company aircraft is allowed.

•
Other. The Company makes available certain perquisites or fringe benefits to executive officers and other employees, such as professional society dues, food, and recreational fees incidental to official Company functions.

How the Company Chose Amounts and/or Formulas for Each Element

Base Compensation

As discussed above, the Company provides its NEOs with a base salary that is determined by reference to the comparative market data, but will vary from such levels based on:

•	The NEO’s industry experience, knowledge and qualification; and
•	The salary levels in effect for comparable positions within the Company’s principal industry marketplace competitors.

Annual Bonus

It is the Compensation Committee’s objective to have a substantial portion of each officer’s compensation contingent on the Company’s performance as well as upon his or her own level of performance and contribution towards the Company’s performance. Executive officers, as well as non-executive officers and other employees, receive bonus compensation in the event certain specified corporate performance measures are achieved. As an officer’s level of responsibility increases, it is the Compensation Committee’s intent to have a greater portion of the officer’s total compensation be dependent upon the Company’s performance rather than on base salary.

The table below shows the maximum incentive compensation payable to NEOs for fiscal 2008 as a percentage of base salary and the particular targets, as a percentage of the executive’s overall incentive opportunity, on which the incentive compensation opportunity is based.

Name	Maximum Incentive Compensation as a % of Base Salary	% of Incentive Opportunity tied to EPS Increase	% of Incentive Opportunity tied to Loan Receivable Growth	% of Incentive Opportunity tied to Expense Control	% of Incentive Opportunity tied to Charge- off Control
A. A. McLean III	150%	40%	30%	20%	10%
Kelly M. Malson	120%	40%	30%	20%	10%
Mark C. Roland	135%	40%	30%	20%	10%
James D. Walters	50%	40%	35%	25%	0%
Jeff Tinney	50%	40%	35%	25%	0%

In addition to the incentive compensation above, Messrs. Tinney and Walters are eligible for an additional incentive compensation amount equal to 50% of their base salary based on the achievement of business unit performance goals, which are as follows:

Name	Maximum Incentive Compensation as a % of Base Salary	% of Incentive Opportunity tied to Profit	% of Incentive Opportunity tied to Net Bad Debt	% of Incentive Opportunity tied to Delinquency	% of Incentive Opportunity tied to Loan Receivable Growth
Jeff Tinney	50%	20%	30%	20%	30%
James D. Walters	50%	20%	30%	20%	30%

Approximately 65.4% of the aggregate amount of annual bonus earned by Company employees in fiscal 2008 was awarded to employees who are not NEOs.

Timing of Compensation Decisions

All elements of executive officer and non-executive officer compensation are reviewed in May or June after a review of the financial statements, operating objectives and personal objectives for the prior fiscal year has been completed.

The Compensation Committee may, however, review salaries or grant stock options at other times as a result of new appointments or promotions during the year. The following table summarizes the approximate timing of the more significant compensation events:

Event	Timing
Set Board and Committee meeting dates
At least 1 year prior to meeting dates. Board meetings have historically been held in February, May, August and
November.

Compensation Committee meeting dates have historically been in May and November.

Establish executive and non-executive officer financial and personal objectives	May or June of each fiscal year for the current year.

Review and approve base salary for executive and non-executive officers	May of each fiscal year for the current year.

Determine stock option grants and restricted stock grants for executive officers, non-executive officers, and other employees	October or November of each fiscal year for the current year.

Summary Compensation Table

The following table includes information concerning compensation for the full fiscal year ended March 31, 2008 to the five NEOs, including the CEO, CFO and three other most highly compensated executive officers of the Company who were serving as such as of March 31, 2008.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non- Equity Incentive Plan Compen -sation ($) (4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
A.A. Mclean, III Chief Executive Officer	2008 2007	$323,863 268,180	- -	$325,600 225,274	$132,886 237,230	$485,750 375,452	$134,620 72,791	$29,546 33,725	$1,432,265 1,212,652

Kelly Malson	2008	151,667	-	229,686	88,127	179,800	26,293	24,406	699,980
Vice-President and Chief Financial Officer	2007	135,000	-	225,274	156,304	151,200	-	20,637	688,415

Mark C. Roland	2008	263,867	-	291,631	146,109	352,350	76,001	24,991	1,154,949
President and Chief Operating Officer	2007	233,200	-	225,274	259,212	293,832	53,143	27,085	1,091,746

James D. Walters Senior Vice President – Southern Division	2008 2007	121,916 113,940	- -	- -	143,970 94,225	103,392 99,416	20,065 17,940	13,386 9,947	402,729 335,468

Jeff Tinney	2008	110,000	-	-	72,897	92,644	34,764	4,535	314,840
Senior Vice President – Western Division	2007	93,049	-	-	43,431	59,888	-	4,026	200,394

(1)
Base salary for the named executive officers is based upon experience, overall qualifications, and information about compensation offered to executive officers of similar qualifications and experience at similar companies as discussed further above in “Executive Compensation – Compensation Discussion and Analysis.”

(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2008 and 2007, in accordance with SFAS No. 123(R) and thus include amounts from awards granted in and prior to the respective fiscal years. Assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended March 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 30, 2008.

(3)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2008 and 2007, in accordance with SFAS No. 123(R) and thus include amounts from awards granted in and prior to fiscal 2008. Assumptions used in the calculation of these amounts for fiscal years ended March 31, 2006, 2007 and 2008 are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended March 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 30, 2008.

(4)	The bonus payment is based on the Company’s achievement of pre-established annual goals related to increases in earnings per share, growth in receivables, expense control and charge-off control.

(5)	These amounts consist of the increase in the present value of the NEOs benefit under the Company’s SERP.

(6)	Components of All Other Compensation are included in a separate table below.

Components of All Other Compensation

Benefits and Perquisites	McLean	Malson	Roland	Walters	Tinney
Company car	$12,497	$15,113	$10,557	$2,311	$1,304
Company contributions to 401(k) Plan	12,766	8,915	12,279	7,464	3,164
Term life insurance premiums	500	378	500	301	67
Personal use of corporate plane	2,355	-	1,655	3,310	-
Club dues	1,428	-	-	-	-

Total	$29,546	$24,406	$24,991	$13,386	$4,535

Supplemental Executive Retirement Plan

As discussed above under “Executive Compensation - Compensation Discussion and Analysis - Elements of the Company’s Compensation Program – Post-Employment Compensation” the Company has a SERP.

The expected benefits associated with the retirement of any of the NEOs at March 31, 2008 assuming retirement at projected base salary at the number of years of credited service, are indicated in the table below.

In the event of a participant’s death, the SERP is payable to the participant’s beneficiary or estate as if the participant had retired at 65 years of age.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit at Retirement ($) (1)	Payments During Last Fiscal Year ($)	Present Value of Accumulated Benefit at Death ($) (2)
A. A. McLean	18	$941,221	-	$1,464,122
K. M. Malson	2	45,162	-	764,840
M. C. Roland	12	499,247	-	1,180,038
J. D. Walters	11	168,264	-	532,835
J. Tinney	11	388,303	-	497,583

(1)	Based on the assumptions disclosed in footnote 13 of the March 31, 2008 Form 10-K filed May 30, 2008 and based on the assumption the NEO retires at age 65.
(2)	Present value of SERP benefits payable at death was calculated as 45% of the executive’s base salary for 15 years assuming a 6% interest rate.

Retention Agreements

Effective May 21, 2007, the Company entered into new employment agreements with Mr. A. Alexander McLean, III, its Chief Executive Officer, and Mr. Mark C. Roland, its President and Chief Operating Officer. Effective August 28, 2007, the Company entered into an employment agreement with Ms. Kelly M. Malson, its Vice President and Chief Financial Officer. These new agreements run for an initial three-year term that expires on May 20, 2010, May 20, 2010 and August 27, 2010, respectively, but are subject to automatic extension for successive one-year periods thereafter unless either the Company or the executive gives notice of termination not less than 90 days prior to the date on which the agreement would otherwise be automatically extended. The agreements provide for annual base salaries of not less than $335,000, $270,000, and $155,000 for Mr. McLean, Mr. Roland and Ms. Malson, respectively, subject to annual adjustment as determined by the Compensation and Stock Option Committee (the “Committee”). In conjunction with the Company’s annual performance review, performed in June, the fiscal 2009 base salaries for Mr. McLean, Mr. Roland and Ms. Malson were increased to $400,000, $300,000, and $175,000 respectively. In addition Ms. Malson’s maximum annual bonus was increased from 120% to 125%. These increases were effective June 1, 2008.

The agreements further provide for payment, at the Company’s discretion, of annual cash incentive payments and equity or cash based long-term incentive compensation awards in accordance with criteria established by the Board or the Committee, including participation in the Company’s Executive Incentive Plan, as described above under “—Compensation Discussion and Analysis.” Each executive is also entitled to the use of a Company automobile (including maintenance and insurance) of a value commensurate with the executive’s position in accordance with the Company’s car policy and to participate in all other compensation benefits and programs and to receive such other benefits and perquisites as provided under any existing or future program for salaried employees. These benefits include the right to participate in the Company’s SERP in accordance with that plan, as described above.

Under the agreements, the Company has agreed to provide these executives with long-term disability insurance benefits equal to 60% of the executive’s base salary at the time of disability. These agreements also provide for severance payments and the continuation of certain benefits if the executive is terminated without cause or constructively discharged (as defined in the agreement). In the event of such termination without cause or constructive discharge, including any such termination or discharge that occurs within two years after a change of control of the Company, the executive is generally entitled to receive (i) a lump sum cash payment of accrued salary, unused vacation pay and any unpaid bonus earned for the year prior to the fiscal year in which termination occurs, (ii) a prorated bonus for the portion of the fiscal year in which the termination occurs, calculated based on the average of the executive’s bonus payments for the preceding three years, (iii) severance pay equal to two years’ base salary and two years’ bonus (calculated as the average of the bonus paid to the executive over the three years prior to termination), payable over 24 months and (iv) the continuation of all other welfare and fringe benefits until the earlier of 24 months from the date of termination or such time as the executive becomes employed and eligible for similar benefits from another company. In the event the executive is terminated without cause or is constructively discharged following a change in control, the severance payments described in item (iii) of the preceding sentence shall be payable in a lump sum, unless the termination occurs between the first and second anniversary of the change in control. In the event the executive’s employment is terminated for reasons other than a without cause termination or constructive discharge, the Company is generally obligated to pay to the employee or his estate the amount of accrued and unpaid compensation due the employee through the date of termination.

Under these agreements, Messrs. McLean and Roland and Ms. Malson have agreed to observe certain confidentiality and non-compete obligations during the term of employment and for 24 months thereafter.

The following table provides estimates of the amounts payable to Messrs. McLean and Roland and Ms. Malson under their employment agreements, assuming each was terminated without cause or constructively discharged on March 31, 2008. Note that the table excludes unpaid salary accrued through the termination date and reimbursement of any unpaid business expenses.

Name	Salary Continuation ($)	Bonus Continuation ($)	Benefits Continuation ($) (1)	Benefits from Accelerated Equity Vesting ($) (2)	Total ($)
A. A. McLean III	$670,000	$731,467	$10,750	$680,720	$2,092,937
Kelly M. Malson	310,000	331,000	10,478	394,423	1,045,901
Mark C. Roland	540,000	584,700	10,750	615,055	1,750,505

(1)	The benefits continuation payment represent 24 months of health and dental insurance based on the executive’s current insurance cost.
(2)	Benefits from accelerated equity vesting represent the difference between the Company’s March 31, 2008 closing stock price and the option exercise price for any unvested shares.

These executives are also entitled to benefits discussed in the sections entitled “-Supplemental Executive Retirement Plan,” “-Death Benefits,” and “-Disability Benefits.”

Death Benefits

The Company also provides death benefits to the NEOs, which are payable to each participant’s designated beneficiary or estate. The participant’s designated beneficiary will be entitled to receive the proceeds of any life or other insurance or other death benefit programs. In addition, the beneficiaries will be eligible for SERP benefits according to the terms and conditions of that plan as if the executive had retired at age 65. Had any of the NEOs become deceased on March 31, 2008, the Company would have paid the following:

Name	Life insurance proceeds ($) (1)	Present Value of SERP benefits ($) (2)	Benefits from Accelerated Equity Vesting ($) (3)	Total ($)
A. A. McLean III	$500,000	$1,464,122	$680,720	$2,644,842
Kelly Malson	310,000	764,840	394,423	1,469,263
Mark C. Roland	500,000	1,180,038	615,055	2,295,093
James D. Walters	243,832	532,835	77,124	853,791
Jeff Tinney	220,000	497,583	62,172	779,755

(1)	Life insurance proceeds represent two times the participant’s base pay not to exceed $500,000.
(2)	Present value of SERP benefits payable at death was calculated as 45% of the executive’s base salary for 15 years assuming a 6% interest rate.
(3)	Benefits from accelerated equity vesting represent the difference between the Company’s March 31, 2008 closing stock price and the option exercise price for any unvested shares.

Disability Benefits

In the event of disability, the Company will continue to pay the NEO his or her salary for a period of 90 days. After the 90 days, the Company may terminate his or her employment, at which time the Company will provide long-term disability payments of 60% of the base salary at the time of disability until the NEO reaches age 65. At age 65, the NEO will begin to receive payments under the SERP plan.

Had any of the NEOs become disabled on March 31, 2008 his or her benefits would have been as follows:

Name	90 day continuation pay ($) (1)	Long term disability pay ($) (2)	Present Value of SERP benefits ($) (3)	Total ($)
A. A. McLean III	$83,750	$1,367,140	$702,158	$2,153,048
Kelly M. Malson	38,750	1,280,129	14,963	1,333,842
Mark C. Roland	67,500	1,573,384	267,657	1,908,541
James D. Walters	30,479	966,345	43,959	1,040,783
Jeff Tinney	27,500	663,444	131,280	822,224

(1)	Represents 3 months of the Executive’s current base salary.
(2)
Long term disability pay was calculated as the present value of 60% of the executive’s base pay from March 31, 2008 until the executive reaches age 65. The present value calculation assumed a 6% interest rate.

(3)
SERP benefits if the executive was disabled were calculated as the present value of 45% of the executive’s base pay, at the time the executive was disabled, for 15 years beginning when the executive reaches age 65. The present value calculation assumes an interest rate of 6%.

Stock Options and Restricted Stock

The Company currently has a 1992 Stock Option Plan, a 1994 Stock Option Plan, a 2002 Stock Option Plan a 2005 Stock Option Plan for the benefit of certain officers and employees. Under these plans 5,010,000 shares of authorized Common Stock have been reserved for issuance pursuant to grants of options, or in some cases, restricted stock, approved by the Compensation and Stock Option Committee of the Board of Directors. The authorized options have a maximum duration of 10 years, may be subject to certain vesting requirements, and are priced at the market value of the Company’s Common Stock on the date of the grant of the option.

As of March 31, 2008, options to purchase an aggregate of 4,923,592 shares of Common Stock (net of options canceled) had been granted pursuant to the plans, options to purchase 3,649,375 shares have been exercised, and restricted stock awards of 78,423 shares have been granted (net of cancellations). Options to purchase 1,274,217 shares remained outstanding under the plans as of such date, and 234,123 shares of Common Stock remained available under the plans for future grants. Of this remaining capacity, the entire amount may be granted as options, and up to 234,123 shares of the remaining capacity may be granted as restricted stock.

In addition, Board of Directors has approved, subject to shareholder approval, a new 2008 Stock Option Plan that would make available an additional 1,000,000 shares of Common Stock for awards under options. For more information regarding the proposed 2008 Stock Option Plan, see “Proposal to Approve the 2008 Stock Option Plan.”

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to the restricted stock and options granted during or for the fiscal year ended March 31, 2008 to each of the NEOs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Stock and Option Awards ($)		Grant Date Fair Value of Stock and Option Awards ($)
			Threshold (#)	Target (#)	Maximum (#)
A. A. McLean	11/28/07	-	2,225	4,450	6,675	9,100	-	$30.94		$281,554
K. M. Malson	11/28/07	-	1,025	2,050	3,075	4,300	-	30.94		133,042
M. C. Roland	11/28/07	-	1,813	3,627	5,400	7,400	-	30.94		228,956
J. D. Walters	11/12/07	-	-	-	-	-	10,000	14.21	(2)	142,100
J. Tinney	11/12/07	-	-	-	-	-	10,000	14.21	(2)	142,100

(1)
Represent total potential future payouts of the 2009-2011 performance awards. Payout of performance share awards at the end of the 2009-2011 plan period will be dictated by the Company’s performance against pre-determined measures of EPS growth. The shares will vest in 3 years based on the Company’s compounded EPS growth according to the following:

Vesting Percentage	Compounded Annual EPS Growth
100%	15% or higher
67%	12% to 14.99%
33%	10% to 11.99%
0%	less than 10%
(2)	Based on the Black Scholes model, options granted on November 12, 2007 had a fair value of $14.21.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table includes certain information with respect to the value at March 31, 2008 of all unexercised options and restricted shares previously awarded to the NEOs. The number of options held at March 31, 2008 includes options granted under the stock option plans discussed above.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexerc- isable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. A. McLean	50,000	-		-	5.375	04/01/09	-		-	-		-
A. A. McLean	20,000	-		-	8.39	10/17/11	-		-	-		-
A. A. McLean	7,500	-		-	8.29	10/24/12	-		-	-		-
A. A. McLean	8,000	2,000	(1)	-	16.55	10/24/13	-		-	-		-
A. A. McLean	3,000	2,000	(2)	-	23.53	10/28/14	-		-	-		-
A. A. McLean	6,000	9,000	(3)	-	28.29	11/09/15	-		-	-		-
A. A. McLean	10,000	15,000	(4)	-	25.05	03/23/16	-		-	-		-
A. A. McLean	-	-		-	-	-	3,000	(5)	95,550	-		-
A. A. McLean	-	-		-	-	-	6,006	(8)	191,291	6,675	(10)	212,599
K. M. Malson	1,600	2,400	(3)	-	28.29	11/09/15	-		-	-		-
K. M. Malson	10,000	15,000	(4)	-	25.05	03/23/16	-		-	-		-
K. M. Malson	-	-		-	-	-	3,000	(5)	95,550	-		-
K. M. Malson	-	-		-	-	-	2,838	(8)	90,390	3,075	(10)	97,939
M. C. Roland	2,000	-		-	9.00	05/14/12	-		-	-		-
M. C. Roland	1,500	-		-	8.29	10/24/12	-		-	-		-
M. C. Roland	4,000	2,000	(1)	-	16.55	10/24/13	-		-	-		-
M. C. Roland	2,000	2,000	(2)	-	23.53	10/28/14	-		-	-		-
M. C. Roland	8,000	12,000	(3)	-	28.29	11/09/15	-		-	-		-
M. C. Roland	10,000	15,000	(4)	-	25.05	03/23/16	-		-	-		-
M. C. Roland	-	-		-	-	-	3,000	(5)	95,550	-		-
M. C. Roland	-	-		-	-	-	4,884	(8)	155,555	5,400	(10)	171,990
J. D. Walters	600	-		-	8.39	10/17/11	-		-	-		-
J. D. Walters	800	-		-	8.29	10/24/12	-		-	-		-
J. D. Walters	1,200	600	(1)	-	16.55	10/24/13	-		-	-		-
J. D. Walters	1,200	1,200	(2)	-	23.53	10/28/14	-		-	-		-
J. D. Walters	4,000	6,000	(3)	-	28.29	11/09/15	-		-	-		-
J. D. Walters	2,000	8,000	(7)	-	46.21	11/24/16	-		-	-		-
J. D. Walters	-	10,000	(11)	-	28.19	11/12/17	-		-	-		-
J. Tinney	600	-		-	8.39	10/17/11	-		-	-		-
J. Tinney	800	-		-	8.29	10/24/12	-		-	-		-
J. Tinney	1,200	600	(1)	-	16.55	10/24/13	-		-	-		-
J. Tinney	1,800	1,200	(2)	-	23.53	10/28/14	-		-	-		-
J. Tinney	1,200	1,800	(3)	-	28.29	11/9/15	-		-	-		-
J. Tinney	800	3,200	(6)	-	49.00	11/08/16	-		-	-		-
J. Tinney	-	10,000	(11)	-	28.19	11/12/17	-		-	-		-
(1)	Stock options vest at a rate of 20% per year, with vesting dates of 10/24/04, 10/24/05, 10/24/06, 10/24/07 and 10/24/08.
(2)	Stock options vest at a rate of 20% per year, with vesting dates of 10/28/05, 10/28/06, 10/28/07, 10/28/08 and 10/28/09.
(3)	Stock options vest at a rate of 20% per year, with vesting dates of 11/09/06, 11/09/07, 11/09/08, 11/09/09 and 11/09/10.
(4)	Stock options vest at a rate of 20% per year, with vesting dates of 3/23/07, 3/23/08, 3/23/09, 3/23/10 and 3/23/11.
(5)	Restricted shares vest at a rate of 33 1/3% immediately and 33 1/3% per year, with vesting dates of 11/24/06, 11/24/07 and 11/24/08.
(6)	Stock options vest at a rate of 20% per year, with vesting dates of 11/08/07, 11/08/08, 11/08/09, 11/08/10 and 11/08/11.
(7)	Stock options vest at a rate of 20% per year, with vesting dates of 11/24/06, 11/24/07, 11/24/08, 11/24/09 and 11/24/10.
(8)	Restricted shares vest at a rate of 34% immediately and 33% per year with vesting dates of 11/28/07, 11/28/08 and 11/28/09.
(9)	Represents the market value of the Company’s stock at the close of business on March 31, 2008.
(10)
Represent total potential future payouts of the 2009-2011 performance awards. Pay out of performance share awards at the end of the 2009-2011 plan period will be dictated by the Company’s performance against pre-determined measures of EPS growth. The shares will vest in 3 years based on the Company’s compounded EPS growth according to the following:

Vesting Percentage	Compounded Annual EPS Growth
100%	15% or higher
67%	12% to 14.99%
33%	10% to 11.99%
0%	less than 10%
(11)	Stock options vest at a rate of 20% per year with vesting dates of 11/12/08, 11/12/09, 11/12/10, 11/12/11 and 11/12/12.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the options exercised by the NEOs during the fiscal year ended March 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A. A. McLean	20,182(1)	$511,929	3,094	$95,728
Kelly M. Malson	-	-	1,462	45,234
Mark C. Roland	-	-	2,516	77,845
James D. Walters	-	-	-	-
Jeff Tinney	-	-	-	-

(1)	All of these exercised options were due to the options expiring during the fiscal year.

Director Compensation for Fiscal 2008

The following table summarizes the compensation the Company paid to members of the Board of Directors for the fiscal year ended March 31, 2008:

Name	Fees Earned or Cash Paid	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Non-qualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($)	Total ($)
K. R. Bramlett	$26,500	$82,283	-	-	$(76,969)	-	$31,814
J. R. Gilreath	25,500	82,283	-	-	-	-	107,783
W. S. Hummers	25,500	82,283	-	-	-	-	107,783
C. D. Way	28,000	82,283	-	-	-	-	110,283
(1)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2008 in accordance with SFAS No. 123(R) and thus includes amounts from awards granted in and prior to fiscal 2008. See the table below for information regarding the number of stock awards and option awards outstanding for these directors as of March 31, 2008. The fair value of restricted shares granted on May 1, 2006 was $28.96 per share.

(2)	Reflects the change in the fair value of the stock units held in the Deferred Fee Plan as of March 31, 2008.

Each director who is not an employee of the Company currently is paid a $4,500 quarterly retainer, plus $1,000 for each meeting of the Board of Directors attended and $500 for attendance at each meeting of a committee on which he serves. The Chairman of each committee receives an additional $500 for each committee meeting attended. The Company offers a deferred fee plan for its non-employee directors under which participating directors may defer any or all of their retainer and meeting fees for specified time periods. The deferred fee plan is non-qualified for tax purposes. Deferred fees under the plan earn interest at the prime rate or, at each participating director’s option, a return based on the Company’s stock price performance over time. During fiscal 2008, none of the directors elected to defer any fees under this plan. All directors are reimbursed for ordinary and necessary out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. On May 19, 2008 and April 30, 2007 each outside director received 2,000 shares of restricted stock. One half of these shares vested immediately upon issuance with the other half vesting one year from the date of grant. The fair value of the restricted shares granted on May 19, 2008 and April 30, 2007 was $43.67 and $42.93 per share, respectively. At the time of grant, the total fair value of the 2,000 shares granted to each director was $87,340 and $85,860, respectively. These shares were issued pursuant to the terms of the 2005 Stock Option Plan.

The table below sets forth information with respect to the value at March 31, 2008 of all unexercised options and shares of restricted stock held by non-employee directors.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
K. R. Bramlett	6,000	-	-	5.469	4/30/09	-	-	-	-
K. R. Bramlett	6,000	-	-	5.125	4/30/10	-	-	-	-
K. R. Bramlett	6,000	-	-	6.75	4/30/11	-	-	-	-
K. R. Bramlett	1,500	-	-	9.00	5/14/12	-	-	-	-
K. R. Bramlett	10,500	-	-	11.44	5/16/13	-	-	-	-
K. R. Bramlett	6,000	-	-	15.42	4/30/14	-	-	-	-
K. R. Bramlett	6,000	-	-	25.20	5/2/15	-	-	-	-
K. R. Bramlett	-	-	-	-	-	1,000	31,850	-	-
J. R. Gilreath	6,000	-	-	5.125	4/30/10	-	-	-	-
J. R. Gilreath	6,000	-	-	6.75	4/30/11	-	-	-	-
J. R. Gilreath	1,500	-	-	9.00	5/14/12	-	-	-	-
J. R. Gilreath	10,500	-	-	11.44	5/16/13	-	-	-	-
J. R. Gilreath	6,000	-	-	15.42	4/30/14	-	-	-	-
J. R. Gilreath	6,000	-	-	25.20	5/2/15	-	-	-	-
J. R. Gilreath	-	-	-	-	-	1,000	31,850	-	-
W. S. Hummers	1,500	-	-	9.00	5/14/12	-	-	-	-
W. S. Hummers	6,000	-	-	15.42	4/30/14	-	-	-	-
W. S. Hummers	6,000	-	-	25.20	5/2/15	-	-	-	-
W. S. Hummers	-	-	-	-	-	1,000	31,850	-	-
C. D. Way	6,000	-	-	6.75	4/30/11	-	-	-	-
C. D. Way	1,500	-	-	9.00	5/14/12	-	-	-	-
C. D. Way	10,500	-	-	11.44	5/16/13	-	-	-	-
C. D. Way	6,000	-	-	15.42	4/30/14	-	-	-	-
C. D. Way	6,000	-	-	25.20	5/2/15	-	-	-	-
C. D. Way	-	-	-	-	-	1,000	31,850	-	-

(1)	Restricted shares vested at a rate of 50% immediately and 50% vesting on May 19, 2009.
(2)	Represents the market value of the Company’s stock at the close of business on March 31, 2008.

Report of the Compensation and Stock Option Committee

We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.

Compensation Committee
Ken R. Bramlett, Jr., Chairman
William S. Hummers, III
Charles D. Way

Proposal to Approve the 2008 Stock Option Plan

The Board is submitting the Company’s 2008 Stock Option Plan (the “2008 Plan”) to the shareholders for their approval. The Board has approved the 2008 Plan, which will become effective on August 6, 2008, subject to shareholder approval. As of the date of this Proxy Statement, no awards have been granted under the 2008 Plan.

The Board believes that adoption of the 2008 Plan is in the best interests of the Company because of the need to provide equity incentive awards to attract, retain and motivate quality employees and directors, to remain competitive in the industry and to align participants’ interests with those of the Company’s other shareholders. For these reasons, the Board unanimously recommends a vote for the adoption of the 2008 Plan.

The principal provisions of the 2008 Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the 2008 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Summary of the 2008 Plan

General. The 2008 Plan provides that the Company may grant stock options and restricted stock awards to employees and directors of the Company or its subsidiaries. The primary purpose of the 2008 Plan is to:

•	attract and retain persons eligible to participate in the Plan;

•	motivate participants in the Plan, by means of appropriate incentives, to achieve long-range goals;

•	provide incentive compensation opportunities that are competitive with those of other similar companies; and

•
further align the interests of persons eligible to participate in the Plan with those of the Company’s other shareholders through compensation that is based on the Company’s Common Stock and Company performance.

Shares Subject to the Plan. The maximum number of Shares of our Common Stock that may be delivered under the 2008 Plan is 1,000,000. The Shares with respect to which awards may be made under the Plan are currently authorized but unissued Shares or, to the extent permitted by applicable law, Shares reacquired by the Company, including Shares purchased in the open market or in private transactions. To the extent provided by the Committee, any award may be settled in cash rather than Common Stock. The closing price of the Company’s common stock on the NASDAQ Global Select Market on June 27, 2008 was $34.39 per Share. None of the Shares authorized under the Company’s 1992, 1994, 2002 or 2005 Stock Option Plans will be made available under the 2008 Plan. The number of Shares that may be delivered under the 2008 Plan (as well as the exercise prices of outstanding options) will be adjusted in the event of a corporate transaction or similar recapitalization event to reflect any change in the capitalization of the Company as contemplated in the 2008 Plan.

The Committee may use Shares of Common Stock available under the Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

To the extent any Shares of Common Stock covered by an award are not delivered because the award is forfeited or canceled, or the Shares of Common Stock are not delivered on an unrestricted basis including, without limitation, by reason of the award being used to satisfy the applicable tax withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the number of Shares of Common Stock available for delivery under the Plan.

If the exercise price of any option granted under the Plan or any prior plan, or the tax withholding obligation with respect to any award granted under the Plan or any prior plan, is satisfied by tendering Shares of Common Stock to the Company, only the number of Shares of our Common Stock issued net of the Shares of Common Stock tendered shall be deemed delivered for purposes of determining the number of Shares of Common Stock available for delivery under the Plan.

Adjustment of Awards. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall adjust awards and the various limits on the maximum number of Shares that may be awarded under the Plan and types of awards that may be granted in the aggregate and to any individual in any calendar year to prevent undue dilution or enlargement of the awards. In such an event actions by the Committee may include:

•	adjustment of the number and kind of shares which may be delivered under the Plan;

•	adjustment of the number and kind of shares subject to outstanding awards;

•	adjustment of the exercise price of outstanding options; and

•	any other adjustments that the Committee determines to be equitable which may include, without limitation:

•	replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction; and

•
cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that with respect to an option the amount of such payment may be the excess of value of Common Stock subject to the option at the time of the transaction over the exercise price.

Administration. The 2008 Plan will be administered by the Compensation and Stock Option Committee of the Board (the “Committee”), the members of which are appointed by the Board. The Committee must be comprised of two or more directors who are not employees or former employees of the Company. The Board also intends to appoint to the Committee directors who are “outside directors” as that term is defined pursuant to Section 162(m) of the Internal Revenue Code, as amended, (the “Code”), and “non-employee” directors as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”). If the Committee does not exist or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange and to the extent that any proposed action does not require approval by “outside directors” to comply with Section 162(m) of the Code or “non-employee” directors to comply with Rule 16b-3 of the Exchange Act, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

The Committee has the authority and discretion to select from among the eligible individuals those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of Shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and to amend, cancel, or suspend awards. The Committee has full authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any award agreement made pursuant to the Plan (the terms of which need to be uniform among any or all awards), and to make all other determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the 2008 Plan by the Committee and any decision made by it under the 2008 Plan is final and binding on all persons.

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

Eligibility. Only employees may receive options intended to quality as incentive stock options, which we refer to as ISOs, under the 2008 Plan. Nonqualified options, which we refer to as NQOs, and restricted stock may be awarded under the 2008 Plan to employees and directors of the Company or any subsidiary. As of the date of this Proxy Statement, all full time permanent employees (approximately 2,623 as of the date of this Proxy Statement) are eligible to receive options and restricted stock awards under the 2008 Plan, including employees who are directors, and all five of the Company’s non-employee directors are eligible to receive options and restricted stock (in each case, assuming the shareholders approve the 2008 Plan).

Types of Awards.

Options. The 2008 Plan permits the granting of options that are intended to qualify as ISOs under Section 422 of the Code and options that are not intended to qualify under Section 422 of the Code. ISOs may be granted only to employees, and a maximum of 350,000 Shares may be issued pursuant to ISOs over the life of the 2008 Plan. The exercise price for each option granted under the 2008 Plan must be at least 100% of the fair market value of a Share. “Fair market value” as of a particular date is generally defined as the closing sales price per Share on that date (or the preceding trading day if that date is not a business day). In the event that the principal market for the Company’s Shares is no longer NASDAQ or any national securities exchange or if sales prices are not available for the Shares, fair market value will be the average between the highest bid and lowest asked prices for the Shares on that date (or the immediately preceding date if that date is not a business day) as reported on the NASDAQ OTC Bulletin Board, the National Quotation Bureau, Incorporated or a comparable service. If no price for the Shares is available via any of these methods, fair market value will be determined in good faith by the Committee.

Options are exercisable within the times and upon the conditions as the Committee may determine, as set forth in the applicable award agreement except that no option may be exercisable for a term greater than ten years. Unless approved by the Company’s shareholders or in connection with a corporate transaction as described above under “-Adjustment of Awards,” the 2008 Plan expressly prohibits the repricing of options, whether by reducing their exercise price, canceling outstanding options in exchange for options or other awards with an exercise price lower than the exercise price of the original option, or buying out or canceling in exchange for cash any options for which the exercise price is less than the current fair market value of the Common Stock. No person will be eligible to receive options with respect to more than 75,000 Shares in any calendar year under the 2008 Plan.

Restricted Stock. The Committee will determine the terms of any restricted stock awards made under the 2008 Plan. A maximum of 400,000 Shares may be issued pursuant to restricted stock awards.

Restricted stock awards may be conditioned on the achievement of one or more performance measures based on the financial results or condition of the Company or a division or facility of the Company. These performance measures may be based on any one or more of the following, as selected by the Committee: economic profit, operating profit, net earnings, net income, pretax income, consolidated operating income, segment operating income, return on equity, return on assets, return on capital, earnings growth, cash flow, working capital, share appreciation, total shareholder return, total business return, EBITDA, and earnings per share of Common Stock, growth in loans receivable, expense control, charge-off control and office growth. The Committee may appropriately adjust any evaluation of these performance criteria to exclude the effect of various events that may occur during a performance period, including: asset impairments and write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; and any extraordinary or non-recurring items as described in Accounting Principles Board Opinion No. 30 or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K for the applicable period. For performance-based restricted stock awards, the grant of the awards and the establishment of the performance measures must be made during the period required under Section 162(m) of the Code.

No more than 50,000 Shares of Common Stock may be subject to performance-based restricted stock awards granted to any one individual during any calendar year, and the maximum amount of cash settled “performance-based compensation” awards, within the meaning of Section 162(m), that may be granted during any one calendar year period is $500,000. If, after any Restricted Stock Awards have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded for purposes of these limitations.

Change in Control. The occurrence of a change in control shall have the effect, if any, with respect to any award as set forth in the applicable award agreement or, to the extent not prohibited by the Plan or the applicable award agreement, as provided by the Committee. The Committee’s authority to adjust awards in connection with a change in control includes, but is not limited to, its authority to adjust awards as described above under “--Adjustment of Awards.”

Except as otherwise provided in an individual’s award agreement or otherwise required in order to comply with Code section 409A, a “change in control” shall be deemed to have occurred on the earliest of the following dates:

•
The date any entity or person (which term in includes parties acting as a group) becomes the beneficial owner of, or shall have obtained voting control over, twenty-five percent (25%) or more of either the Company’s outstanding Shares or outstanding voting securities. For this purpose, outstanding voting securities mean the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors of the Company;

•	The date the Company’s shareholders approve any of the following:

o
a definitive agreement to merge or consolidate the Company with or into another corporation or other business entity in which the Company is not the continuing or surviving corporation or pursuant to which any Shares or outstanding voting securities of the Company would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Company in which the holders of Shares or outstanding voting securities immediately prior to the merger or consolidation continue to own at least (1) seventy-five percent (75%) in the aggregate the Shares or outstanding voting securities if the Company is the surviving corporation or (2) the same proportionate ownership percentage of the common stock (or other voting securities) of the surviving corporation immediately after the merger as immediately before, if the Company is not the surviving corporation; however, if consummation of such merger or consolidation is subject to the approval of federal, state or other regulatory authorities, then, unless the Committee determines otherwise, a change in control shall not be deemed to occur until the later of the date of shareholder approval of such merger or consolidation or the date of final regulatory or other approvals of such merger or consolidation;

o	a definitive agreement to sell or otherwise dispose of all or substantially all the assets of the Company; or

o	a plan of complete liquidation or winding up of the Company;

•
The date there has been a change in a majority of the Company’s Board within a 12-month period, unless the nomination of each new director was approved by the vote of two-thirds of the members of the Board (or, if applicable, a committee of the Board) who were then still in office at the beginning of the 12-month period; or

•	The date any other event occurs or action takes place which the Board determines should constitute a change in control.

The Board shall have full and final authority, in its discretion, to determine whether a change in control has occurred, the date of the occurrence of any change in control and any incidental matters relating to a change in control.

Transferability. Except as otherwise provided by the Committee, Awards will not be transferable by the Participant other than by will or the laws of descent and distribution.

Amendment of Plan and Awards. In general, the Board may at any time amend, alter, suspend, discontinue or terminate the 2008 Plan or any part thereof at any time. However, except for adjustments in connection with corporate transactions as described above under “—Adjustment of Awards,” absent approval of the Company’s shareholders, the Board may not amend the 2008 Plan to:

•
increase the maximum number of Shares issuable under the 2008 Plan, the maximum limitations specified in the 2008 Plan on specified types of awards or the maximum limitations specified in the 2008 Plan on the amount of certain types of awards that may be granted to any one participant during a calendar year;

•	decrease the minimum exercise price of options below fair market value on the date of grant; or

•	alter the prohibition on repricing options.

In addition, the Board may require shareholder approval of any amendment, alteration, suspension, discontinuance or termination of the 2008 Plan if the Board deems such approval necessary or desirable to comply with any tax or regulatory requirement.

Subject to the limitations in the 2008 Plan on lowering the exercise price of an option below fair market value on the date of grant and the repricing of options, the Committee has the right and discretion to modify, amend or cancel, or waive any conditions or rights under, any award, either prospectively or retroactively, if:

•
the modification, amendment, cancellation or waiver does not materially and adversely affect the rights a participant under an award (provided, that neither any modification, amendment, cancellation or waiver that results solely in a change in tax consequences with respect to an award, nor the exercise of the Committee’s authority and discretion to make adjustments to awards in connection with corporate transactions or a change in control, will deemed to materially and adversely affect a participant’s rights);

•	an award recipient consents to the modification, amendment, cancellation or waiver;

•	the Company is dissolved or liquidated;

•	the 2008 Plan or the award agreement provides for such modification, amendment, cancellation or waiver; or

•	the Company would otherwise have the right to make such modification, amendment, cancellation or waiver under applicable law.

Adjustments authorized under the 2008 Plan in the event of corporate transactions are not be subject to the foregoing limitations. In addition, the Committee has unilateral authority to make adjustments to the terms and conditions of awards in recognition of unusual or nonrecurring events affecting the Company or any subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in accounting principles, if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.

Section 409A. To the extent that Section 409A of the Code is applicable, we intend to administer the Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A, and any regulations and other guidance promulgated with respect to Section 409A by the U.S. Department of Treasury or Internal Revenue Service. The Committee may permit or require a participant to defer receipt of cash or shares of Common Stock that would otherwise be due to the participant under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A of the Code) in accordance with the terms of the Plan. The deferral of an award under the Plan or compensation otherwise payable to the participant will be set forth in the terms of a deferral agreement or as elected by the participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a participant will designate a time and form of payment and will be made at such time as required by and in accordance with Section 409A. Any deferred compensation arrangement created under the Plan will be distributed at such times as provided in an award agreement or a separate election form and in accordance with Section 409A. No distribution of a deferral will be made pursuant to the Plan if the Committee determines that a distribution would (i) violate applicable law; (ii) be nondeductible pursuant to Section 162(m) of the Code; or (iii) jeopardize the Company’s ability to continue as a going concern. In any such case, a distribution will be made at the earliest date at which the Committee determines such distribution would not trigger clause (i), (ii) or (iii) above. All awards under the Plan are intended either (i) to be exempt from Section 409A or (ii) to comply with Section 409A, and will be administered in a manner consistent with that intent.

However, neither the Board, the Committee, the Company nor any subsidiary, employee or agent of any of the foregoing makes any representations with respect to the tax consequences of any award to a participant, and by the acceptance of such award, each participant acknowledges the same and agrees to hold each of these parties harmless from any adverse consequences to the participant under the Code with respect to any award or any underlying Shares or other property, whether resulting from any action or inaction or omission of any such parties pursuant to the Plan or otherwise.

Withholding. The Company may withhold amounts from participants to satisfy withholding tax requirements. The Committee, subject to such requirements as it may impose, may permit participants to satisfy tax withholding requirements by tendering a cash payment to the Company, having shares withheld from awards or tendering previously owned shares to the Company.

Executive Compensation - Equity Plan Compensation Information. The following table sets forth certain information as of March 31, 2008, regarding the Company’s four existing equity compensation plans (other than the 2008 Plan being proposed for shareholder approval), which are the 1992 Stock Option Plan, the 1994 Stock Option Plan, the 2002 Stock Option Plan and the 2005 Stock Option Plan. All of these plans have been approved by the Company’s shareholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options (#)	Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (#)
Equity Compensation Plans Approved by Security Holders
1992 Stock Option Plan	-	-	-
1994 Stock Option Plan	272,617	7.75	-
2002 Stock Option Plan	323,000	22.10	-
2005 Stock Option Plan	678,600	33.93	234,123

Equity Compensation Plans Not Approved by Security Holders	-	-	-

Total	1,274,217	25.33	234,123

Federal Income Tax Consequences.

The following is a general summary as of the date of this Proxy Statement of the federal income tax consequences to the Company and to participants under the 2008 plan. Tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This summary does not address the tax consequences to any person or entity to whom or which an award, if permitted, is transferred or to a transferring participant. Each participant and transferee of an award is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2008 plan.

Options. A participant who is granted an option (either an ISO or NQO) will not recognize income at the time of grant, and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of a NQO, the excess of the Share’s fair market value on the exercise date over the exercise price will be considered ordinary income to the participant. The Company is entitled to a tax deduction at the same time and in the same amount, provided that the Company complies with the applicable withholding requirements. Upon exercise of an ISO, the participant will not recognize taxable income (unless the participant is subject to the federal alternative minimum tax), and the Company is not entitled to a tax deduction by reason of such exercise. However, if Shares purchased pursuant to the exercise of an ISO are sold within two years from the date of grant or within one year after the transfer of such Shares to the participant, then the gain realized upon such disposition, up to the difference between the fair market value of the Shares at the date of exercise and the exercise price, will be considered ordinary income, and the Company will be entitled to a tax deduction at the same time and in the same amount. For disposition after the above time limits, the gain represented by the differences from the sales proceeds and the exercise price will be taxed as a capital gain. In the event of a sale of Shares purchased upon exercise of a NQO, any appreciation above or depreciation below the fair market value at the date of exercise will generally qualify as capital gain or loss.

Restricted Stock Awards. Generally, a participant who receives a restricted stock award will be taxed at ordinary income rates on the value of the vested portion of such award in the year in which such portion vests, and the Company will be entitled to take a tax deduction at that time and in the same amount. However, if the participant makes an effective election under Section 83(b) of the Code, the participant will, upon receipt of the stock, realize ordinary income equal to the stock’s fair market value, and such income will be subject to employment tax withholding. In that case, the Company will have a deduction corresponding to the particpant’s ordinary income.

Effective Date; Duration. As noted above, the 2008 Plan will become effective on August 6, 2008. Its existence is subject to approval of our shareholders by a majority of the Shares cast on the proposal to approve the 2008 Plan. The 2008 Plan shall be unlimited in duration and, in the event of termination of the 2008 Plan, shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted hereunder after the ten-year anniversary of the effective date of the 2008 Plan.

As of June 27, 2008, no options or restricted stock awards have been granted or proposed to be granted under the 2008 Plan.

For the reasons discussed above, the Board unanimously recommends a vote FOR the adoption of the 2008 Plan.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has approved the selection of the firm KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company and its subsidiaries for the 2008 fiscal year, and to perform such other appropriate accounting services as may be required by the Board.

The Company has been advised by KPMG LLP that the firm did not have any direct financial interest or any material indirect financial interest in the Company and its subsidiaries during the Company’s most recent fiscal year.

Representatives of KPMG LLP are expected to be present at the Meeting with the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

Approval of the proposal requires the affirmative vote of a majority of the Shares voted on the proposal. Should the shareholders vote negatively, the Board of Directors will consider a change in accountants for the next year.

The Board unanimously recommends a vote FOR ratifying the selection of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company and its subsidiaries for the 2009 fiscal year.

Report of the Audit Committee of the Board of Directors

The Audit Committee for the Company’s fiscal year ended March 31, 2008 was composed of three directors, each of whom is independent within the meaning of applicable NASDAQ rules and all of whom have accounting or related financial management expertise. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. Our responsibility, as members of the Audit Committee, is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring these processes.

Our oversight of these processes and considerations and discussions with management and with our independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of our Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

In this context, the Audit Committee met with management and our independent registered public accounting firm to review and discuss the Company’s audited consolidated financial statements as of and for the fiscal years ended March 31, 2008. The Audit Committee also discussed with our independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards) as amended.

The Audit Committee also received written disclosures and a letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence. In particular, the Audit Committee considered whether the provision of non-audit services described in the following section is compatible with maintaining the independence of the accountants.

Based upon the Audit Committee’s discussions with management and our independent registered public accounting firm, and the Audit Committee’s review of the representations of management and our independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Charles D. Way, Chairman
Ken R. Bramlett, Jr.
William S. Hummers, III

Audit Committee Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm

As mandated by SEC regulations, the Audit Committee pre-approves all audit and permitted non-audit services provided to the Company by its independent registered public accounting firm. The Audit Committee’s practice in this regard is to have the Company’s independent registered public accounting firm, in conjunction with their proposed engagement to provide annual audit services, provide for the Audit Committee’s review and approval the terms of additional proposed engagements regarding matters such as tax compliance and employee benefit plan audits. To the extent that any other services not detailed on these engagements are proposed throughout the year, these services may be undertaken only after review with, and approval by, the Audit Committee Chairman, who reports on such services to the full Audit Committee at its regularly scheduled meetings.

Audit Fees

KPMG LLP billed the Company the following amounts in aggregate fees for fiscal years 2008 and 2007 audit services, the review of the financial statements included in quarterly reports on Form 10-Q during those years and the services that are normally provided by them in connection with statutory and regulatory filings:

2008 — $400,000	2007 — $485,000

Audit-Related Fees

KPMG LLP billed the Company the following amounts in aggregate fees for fiscal years 2008 and 2007 for assurance and related services, other than those described above under “-Audit Fees,” that are reasonably related to the performance of the audit or review of the Company’s financial statements:

2008 — $30,000	2007 — $20,000

In 2008 and 2007, these fees were billed for the audit of the Company’s Retirement Savings Plan.

Tax Fees

For fiscal 2008 and 2007, KPMG LLP billed the Company the following amounts in aggregate fees for tax compliance, tax advice and tax planning services:

2008 — $1,440	2007 — $0

All Other Fees

There were no other fees billed for other services rendered by KPMG LLP for fiscal years 2008 and 2007.

Of all the fees reported above, none were approved pursuant to the de minimis exception to the audit committee pre-approval requirements specified in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

PROPOSALS FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

Shareholders who intend to present proposals for consideration at next year’s annual meeting are advised that any such proposal must be received by the Secretary of the Company by no later than the close of business on March 2, 2009, if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting. Only persons who have held beneficially or of record the lesser of at least $2,000 in market value, or 1% of the outstanding Common Stock, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company’s proxy statement. In addition, under SEC rules, proxies of the Board of Directors may exercise their discretionary voting authority to vote against any shareholder proposal raised at next year’s annual meeting if notice of such proposal is received by the Secretary of the Company later than the close of business on May 18, 2009.

OTHER MATTERS

The Board and the Company’s officers are not aware of any other matters that may be presented for action at the Meeting, but if other matters do properly come before the Meeting, it is intended that Shares represented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.

You are cordially invited to attend this year’s Meeting. However, whether you plan to attend the Meeting or not, you are respectfully urged to sign and return the enclosed proxy, which will, of course, be returned to you at the Meeting if you are present and so request.

A.A. McLean
Chairman of the Board and
Chief Executive Officer

June 30, 2008

Appendix A

WORLD ACCEPTANCE CORPORATION
2008 STOCK OPTION PLAN

SECTION 1

GENERAL

1.1 Purpose. This World Acceptance Corporation Stock Option Plan (this “Plan”) has been established by World Acceptance Corporation (the “Company”) to (i) attract and retain the services of persons eligible to participate in this Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2 Participation. Subject to the terms and conditions hereof, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, who will be granted one or more Awards under the Plan, and thereby become “Participants” herein.

1.3 Operation, Administration, and Definitions. The operation and administration of this Plan, including the Awards made hereunder, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms shall be defined as set forth herein (including the definition provisions of Section 10).

SECTION 2

EMPLOYEE OPTIONS

2.1 Grant of Options. The Committee may, in its discretion, from time to time grant to Eligible Individuals options to purchase Stock (each, an “Option”), subject to the terms and conditions of this Plan, at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an ISO or an NQO, as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

2.2 Exercise Price. The “Exercise Price” of each Option granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

Appendix A

2.3 Exercise. An Option granted under this Section 2 shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided that no Option may be exercisable for a term greater than ten years.

2.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a) Subject to the following provisions of this Section 2.4 or as otherwise determined by the Committee pursuant to the Plan, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 2.4(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5 Settlement of Award. Settlement of Options is subject to Section 5.7.

2.6 Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), unless approved by the Company’s shareholders, the terms of outstanding Options may not be amended to reduce the Exercise Price of outstanding Options, cancel outstanding Options in exchange for Options or other Awards with an Exercise Price that is less than the Exercise Price of the original Options or buyout or cancel in exchange for cash any outstanding Options for which the Exercise Price exceeds the then Fair Market Value of the Stock (“Underwater Options”).

SECTION 3

DIRECTOR OPTIONS

3.1 Grant of Options. The Committee may, in its discretion, from time to time grant Options to members of the Board who are not employees of the Company or any of its Subsidiaries, subject to the terms and conditions of this Plan, at an Exercise Price established by the Committee. Each Option granted under this Section 3 will be an NQO.

Appendix A

3.2 Exercise Price. The “Exercise Price” of each Option granted under this Section 3 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

3.3 Exercise. An Option granted under this Section 3 shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided that no Option may be exercisable for a term greater than ten years.

3.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 3 shall be subject to the following:

(a) Subject to the following provisions of this Section 3.4 or as otherwise determined by the Committee pursuant to the Plan, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 3.4(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

3.5 Settlement of Award. Settlement of Options is subject to Section 5.7.

3.6 Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), unless approved by the Company’s shareholders, the terms of outstanding Options may not be amended to reduce the Exercise Price of outstanding Options, cancel outstanding Options in exchange for Options or other Awards with an Exercise Price that is less than the Exercise Price of the original Options or buyout or cancel in exchange for cash any Underwater Options.

SECTION 4

RESTRICTED STOCK AWARDS

4.1 Award of Restricted Stock. Subject to the terms and conditions of this Plan, the Committee may, in its discretion, from time to time grant to Eligible Individuals shares of Stock that are subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee (such shares of Stock, “Restricted Stock”).

Appendix A

4.2 Restrictions on Awards. Each Award of Restricted Stock shall be subject to the following:

(a) Any such Restricted Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b) The Committee may designate whether any such Restricted Stock Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. All such Restricted Stock Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m). The performance measures that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: economic profit, operating profit, net earnings, net income, pretax income, consolidated operating income, segment operating income, return on equity, return on assets, return on capital, earnings growth, cash flow, working capital, share appreciation, total shareholder return, total business return, EBITDA, earnings per share of the Stock of the Company, growth in loans receivable, expense control, charge-off control and office growth. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 4 to exclude any of the following events that occurs during a performance period: (i) asset impairments and write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary or non-recurring items as described in Accounting Principles Board Opinion No. 30 or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K for the applicable period. Where applicable, performance measures may be measured on a Company, division or facility level, as determined by the Committee. For Awards under this Section 4 intended to be “performance-based compensation,” the grant of the Awards and the establishment of the performance measures shall be made during the period required under Code section 162(m).

SECTION 5

OPERATION AND ADMINISTRATION

5.1 Effective Date. Subject to the approval of the shareholders of the Company at the Company’s 2008 annual meeting of its shareholders, this Plan shall be effective as of August 6, 2008 (the “Effective Date”). This Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted hereunder after the ten-year anniversary of the Effective Date.

5.2 Shares Subject to Plan. The shares of Stock for which Awards may be granted under this Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, including, to the extent permitted by applicable law, shares subsequently reacquired by the Company, whether purchased in the open market or in private transactions.

Appendix A

(b) Subject to the following provisions of this Section 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 1,000,000 shares.

(c) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. Only shares of Stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under paragraph (b) above, regardless of whether the Award is denominated in Stock or cash. Consistent with the foregoing:

(i) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash or used to satisfy the applicable tax withholding obligation), such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

(ii) If the Exercise Price of any Option granted under the Plan or any prior plan, or the tax withholding obligation with respect to any Award granted under the Plan or any prior plan, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the number of shares of Stock available for delivery under the Plan.

(d) Subject to Section 5.2(e), the following additional maximums are imposed under the Plan.

(i) The maximum number of shares of Stock that may be issued by Options intended to be ISOs shall be 350,000 shares.

(ii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options) shall be 75,000 shares during any one calendar-year period.

(iii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 4 (relating to Restricted Stock Awards) shall be 400,000 shares.

(iv) For Restricted Stock Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 50,000 shares of Stock may be subject to such Awards granted to any one individual during any one-calendar-year period, and to the extent required by Section 162(m) of the Code and the related regulations, the maximum amount of cash settled “performance-based compensation” Awards that may be granted during any one-year calendar period may not exceed $500,000. If, after such Restricted Stock Awards have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded for purposes of these limitations.

Appendix A

(e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall adjust Awards and the various limitations on Stock and Awards specified in Sections 5.2(b) and 5.2(d) to prevent undue dilution or enlargement of Awards. In such an event, actions by the Committee pursuant to this Section 5.2(e) may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (1) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (2) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that with respect to an Option the amount of such payment may be the excess of value of the Stock subject to the Option at the time of the transaction over the exercise price).

5.3 General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange, automated inter-dealer quotation system or similar entity.

5.4 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

5.5 Grant and Use of Awards. In the discretion of the Committee, an Eligible Individual may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to the limitations in Sections 2.6 and 3.6 (relating to repricing), Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

Appendix A

5.6 Dividends and Dividend Equivalents. An Award (excluding Options) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

5.7 Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, in accordance with Section 9 and subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents.

5.8 Transferability. Except as otherwise provided by the Committee, Awards granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than by will or the laws of descent and distribution. All rights with respect to an Award shall be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

Appendix A

5.9 Form and Time of Elections. Unless otherwise specified herein or permitted by the Committee, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.10 Agreement with Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. Such terms shall specify, among other things, the extent of Participant’s rights with respect to the Award following the Participant’s separation from service with the Company and the Subsidiaries. An Award Agreement’s terms shall be determined by the Committee in its sole discretion. Such terms need not be uniform among all Awards, and may reflect, among other things, distinctions based on the reasons for separation from service. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

5.11 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

5.12 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.13  Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in this Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability hereunder. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under this Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained herein shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

Appendix A

(b) This Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit hereunder, unless such right or claim has specifically accrued under the terms of this Plan. Except as otherwise provided herein, no Award under this Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.14 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the Committee or other designated person(s) acting on its behalf considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 6

CHANGE IN CONTROL

The occurrence of a Change in Control shall have the effect, if any, on an Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee. For avoidance of doubt, and without limiting the foregoing authority of the Committee, the Committee shall have the authority, in its sole discretion, in connection with a Change in Control, to adjust Awards (including, without limitation, the replacement or cancellation of Awards) in the manner provided in Section 5.2(e).

SECTION 7

COMMITTEE

7.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are not employees or former employees of the Company or any Subsidiary. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange and to the extent that such action does not require approval by “outside directors” to comply with Code section 162(m) and the related regulations or by “non-employee” directors to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and related regulations, the Board may take any action hereunder that would otherwise be the responsibility of the Committee.

Appendix A

7.2 Powers of Committee. The Committee’s administration of this Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of all Awards and the number of shares covered by such Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to amend, cancel or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed hereby preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of such jurisdictions outside the United States.

(c) The Committee will have the full authority and discretion to interpret this Plan, to establish, amend, and rescind any rules and regulations relating hereto, to determine the terms and provisions of any Award Agreement made pursuant hereto, and to make all other determinations that may be necessary or advisable for the administration of this Plan.

(d) Any interpretation of this Plan by the Committee and any decision made by it hereunder is final and binding on all persons.

(e) In controlling and managing the operation and administration of this Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

7.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, automated inter-dealer quotation system or similar entity, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.4 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to the Committee’s satisfaction to be incorrect. Participants and other persons entitled to benefits hereunder must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Appendix A

(i) No representations or warranties. Neither the Board, the Committee, the Company nor any Subsidiary, employee or agent of any of the foregoing makes any representations with respect to the tax consequences of any Award to a Participant, and by the acceptance of such Award, each Participant acknowledges the same and agrees to hold the Board, the Committee, the Company and any Subsidiary, employee or agent of any of the foregoing harmless from any adverse consequences to the Participant under the Code with respect to the Award or any underlying Shares or other property, whether resulting from any action or inaction or omission of any such parties pursuant to the Plan or otherwise.

SECTION 8

AMENDMENT AND TERMINATION

The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without approval of the shareholders of the Company if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply; and provided further, however, that absent approval of the Company’s shareholders, (i) no amendment may increase the limitations on the number of shares set forth in Sections 5.2(b) and (d) or decrease the minimum Exercise Price set forth in Sections 2.2 and 3.2; and (ii) the provisions of Sections 2.6 and 3.6 cannot be amended. Subject to the restrictions of Sections 2.2 and 3.2, 2.6 and 3.6, the Committee shall have the right to modify, amend or cancel, or waive any conditions or rights under, any Award, prospectively or retroactively, if; (i) the modification, amendment, cancellation or waiver does not materially and adversely affect the rights of the Participant under the Award (provided, however, that neither a modification, amendment or cancellation or waiver that results solely in a change in tax consequences with respect to an Award, nor the exercise of the Committee’s authority and discretion under Sections 5.2(e) and Section 6 shall not be deemed to materially and adversely affect the rights of a Participant under an Award); (ii) the Participant consents to such modification, amendment, cancellation or waiver; (iii) there is a dissolution or liquidation of the Company; (iv) this Plan or the Award Agreement provides for such modification, amendment, cancellation or waiver; or (v) the Company would otherwise have the right to make such modification, amendment, cancellation or waiver under applicable law. Adjustments pursuant to Section 5.2(e) shall not be subject to the foregoing limitations of this Section 8. The Committee shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in accounting principles, if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.

SECTION 9

DEFERRALS AND SECTION 409A

9.1 Purpose. As provided in an Award Agreement, the Committee may permit or require a Participant to defer receipt of cash or shares of Stock that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in section 409A of the Code) in accordance with this Section 9.

Appendix A

9.2 Initial Deferral Elections. The deferral of an Award under the Plan or compensation otherwise payable to the Participant shall be set forth in the terms of the Award Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish. Subject to the foregoing, any such initial deferral election by a Participant shall designate a time and form of payment and shall be made at such time as provided below:

(a) A Participant may make a deferral election with respect to an Award under the Plan (or compensation giving rise thereto) at any time in any calendar year preceding the year in which service giving rise to such compensation or Award is rendered.

(b) In the case of the first year in which a Participant becomes eligible to receive an Award or defer compensation under the Plan, the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided, that such election may apply only with respect to the portion of the Award or compensation attributable to service to be performed subsequent to the election.

(c) Where the grant of an Award under the Plan or payment of compensation, or the applicable vesting, is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs service, a Participant may make a deferral election no later than six months prior to the end of the applicable performance period.

(d) Where the vesting of an Award under the Plan is contingent upon the Participant’s continued service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an Award.

(e) To the extent permitted by the Committee, a Participant may make a deferral election in other circumstances and at such times as may be permitted under section 409A of the Code.

9.3 Distribution Dates. Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Award Agreement or a separate election form, which may include the earliest or latest of one or more of the following:

Appendix A

(a) a fixed date as set forth in the Award Agreement or pursuant to a Participant’s election;

(b) the Participant’s death;

(c) the Participant’s “disability,” as defined in section 409A of the Code;

(d) a “change in control event” as defined in section 409A of the Code;

(e) an “unforeseeable emergency,” as defined in section 409A of the Code and implemented by the Committee;

(f) a Participant’s “separation from service,” as defined in section 409A of the Code or, in the case of a “specified employee” (as defined in section 409A of the Code), six months following the Participant’s “separation from service”; or

(g) such other events as permitted under section 409A of the Code and the regulations and guidance thereunder.

9.4 Restrictions on Distributions. No distribution of a deferral may be made pursuant to the Plan if the Committee reasonably determines that such distribution would (i) violate federal securities laws or other applicable law; (ii) be nondeductible pursuant to section 162(m) of the Code; or (iii) jeopardize the Company’s ability to continue as a going concern. In any such case, distribution shall be made at the earliest date at which the Committee determines such distribution would not trigger clause (i), (ii) or (iii) above.

9.5 Redeferrals. The Company, in its discretion, may permit a Participant to make a subsequent election to delay a distribution date, or, as applicable, to change the form of distribution payments, attributable to one or more events triggering a distribution, so long as (i) such election may not take effect until at least 12 months after the election is made, (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made, and (iii) such election may not be made less than 12 months prior to the date the distribution was to be made.

9.6 Termination of Deferred Compensation Arrangements. In addition, the Committee may in its discretion terminate the deferred compensation arrangements created under the Plan subject to the following:

(a) the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control event, as defined in section 409A, provided that all payments under such arrangement are distributed in full within 12 months after termination;

Appendix A

(b) the arrangement may be terminated in the Committee’s discretion at any time provided that (i) all deferred compensation arrangements of similar type maintained by the Company are terminated, (ii) all payments are made at least 12 months and no more than 24 months after the termination, and (iii) the Company does not adopt a new arrangement of similar type for a period of five years following the termination of the arrangement; and

(c) the arrangement may be terminated within 12 months of a corporate dissolution taxed under section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of the (i) the end of the calendar year of the termination, (ii) the calendar year in which such payments are fully vested, or (iii) the first calendar year in which such payment is administratively practicable.

9.7 Interpretation and Section 409A Payments. Any Award under the Plan is intended either (i) to be exempt from section 409A of the Code under the stock right, short-term deferral or other exceptions available under section 409A, or (ii) to comply with section 409A of the Code, and the Plan shall be administered in a manner consistent with such intent. For purposes of section 409A, each payment of deferred compensation under this Plan shall be considered a separate payment.

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award. The term “Award” shall mean any grant of Options or award of Restricted Stock under this Plan.

(b) Board. The term “Board” shall mean the Board of Directors of the Company.

(c) Change in Control: Except as may be otherwise provided in an individual Award Agreement or as may be otherwise required in order to comply with Code section 409A, a Change in Control shall be deemed to have occurred on the earliest of the following dates:

(A) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, twenty-five percent (25%) or more of either the outstanding Stock or the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors of the Company (the “Outstanding Voting Securities”);

(B) The date the shareholders of the Company approve (X) a definitive agreement to merge or consolidate the Company with or into another corporation or other business entity (for purposes of this section, each, a “corporation”), in which the Company is not the continuing or surviving corporation or pursuant to which any shares of Stock or Outstanding Voting Securities of the Company would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Company in which the holders of Company Stock or Outstanding Voting Securities immediately prior to the merger or consolidation continue to own at least seventy-five percent (75%) in the aggregate of the Stock or Outstanding Voting Securities, or if the Company is not the surviving corporation, the same proportionate ownership of the common stock (or other voting securities) of the surviving corporation immediately after the merger as immediately before; provided, however, that if consummation of such merger or consolidation is subject to the approval of federal, state or other regulatory authorities, then, unless the Committee determines otherwise, a “Change in Control” shall not be deemed to occur until the later of the date of shareholder approval of such merger or consolidation or the date of final regulatory or other approvals of such merger or consolidation; (Y) a definitive agreement to sell or otherwise dispose of all or substantially all the assets of the Company; or (Z) a plan of complete liquidation or winding up of the Company;

Appendix A

(C) The date there shall have been a change in a majority of the Board of the Company within a 12-month period unless the nomination for election by the Company’s shareholders of each new director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period; or

(D) The date any other event occurs or action takes place which the Board determines should constitute a Change in Control.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

The Board shall have full and final authority, in its discretion, to determine whether a Change in Control has occurred, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(d) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e) Eligible Individual. The term “Eligible Individual” shall mean (1) with respect to Awards of ISOs, any salaried employee of the Company or any Subsidiary, (ii) with respect to grants under Section 3 hereof, directors who are not employees of the Company and (iii) with respect to any other Awards, any employees or directors of the Company or any Subsidiary of the Company. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or a Subsidiary, provided that such Awards shall not become vested prior to the date the employee first performs such services.

Appendix A

(f) Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:

(i) If the principal market for the Stock is a national securities exchange (including, for this purpose, the Nasdaq stock market), then the “Fair Market Value” as of that date shall be the closing price of the Stock on such date on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii) If sale prices are not available or if the principal market for the Stock is not a national securities exchange, then the “Fair Market Value” as of that date shall be the average between the highest bid and lowest asked prices for the Stock on such date as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii) If the immediately preceding date is not a business day, and as a result, clauses (i) and (ii) above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If such clauses are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(g) Subsidiaries. For purposes of the Plan, the term “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

(h) Stock. The term “Stock” shall mean shares of common stock of the Company.

Notice of Annual Meeting

and

Proxy Statement

Annual Meeting
of Shareholders
to be held on
August 6, 2008